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                                                                     EXHIBIT 2.3


                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                             METAL MANAGEMENT, INC.,


                          KIMERLING ACQUISITION CORP.,


                           M. KIMERLING & SONS, INC.,


                                       AND


                  THE STOCKHOLDERS OF M. KIMERLING & SONS, INC.




                               DATED: JULY 7, 1998


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                               TABLE OF CONTENTS
                                                                           Page

ARTICLE 1  DEFINITIONS.......................................................1

ARTICLE 2  BASIC TRANSACTION.................................................7
  2.1      Purchase and Sale of Assets.......................................7
  2.2      Assumption of Liabilities.........................................8
  2.3      Purchase Price....................................................8
  2.4      Adjustment to Purchase Price......................................8
  2.5      The Closing.......................................................8
  2.6      Deliveries at the Closing.........................................9
  2.7      Allocation........................................................9
  2.8      Determination of Actual Working Capital...........................9

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER
  AND STOCKHOLDERS...........................................................9
  3.1      Organization of Seller............................................9
  3.2      Authorization of Transaction.....................................10
  3.3      Noncontravention.................................................10
  3.4      Brokers' Fees....................................................10
  3.5      Title to Assets..................................................10
  3.6      Subsidiaries.....................................................11
  3.7      Financial Statements.............................................11
  3.8      Events Subsequent to Most Recent Fiscal Month End................11
  3.9      Undisclosed Liabilities..........................................13
  3.10     Legal Compliance.................................................14
  3.11     Tax Matters......................................................14
  3.12     Real Property....................................................15
  3.13     Intellectual Property............................................18
  3.14     Tangible Assets..................................................19
  3.15     Inventory........................................................19
  3.16     Contracts, Permits, Licenses, etc................................20
  3.17     Notes and Accounts Receivable....................................21
  3.18     Powers of Attorney...............................................21
  3.19     Insurance........................................................22
  3.20     Litigation.......................................................22
  3.21     Product Warranty.................................................23
  3.22     Product Liability................................................23
  3.23     Employees........................................................23
  3.24     Employee Benefits................................................23
  3.25     Guaranties.......................................................26
  3.26     Environmental, Health, and Safety Matters........................26
  3.27     Certain Business Relationships With Seller.......................27


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  3.28     Customers and Suppliers..........................................28
  3.29     Fiscal 1998 Earnings.............................................28
  3.30     Disclosure.......................................................28

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER..........................28
  4.1      Organization of Buyer............................................28
  4.2      Authorization of Transaction.....................................28
  4.3      Noncontravention.................................................28
  4.4      Brokers' Fees....................................................29
  4.5      Filings with the Securities and Exchange Commission..............29

ARTICLE 5  PRE-CLOSING COVENANTS............................................29
  5.1      General..........................................................29
  5.2      Notices and Consents.............................................29
  5.3      Operation of Business............................................30
  5.4      Preservation of Business.........................................30
  5.5      Full Access......................................................30
  5.6      Notice of Developments...........................................30
  5.7      Exclusivity......................................................30
  5.8      Title Insurance..................................................31
  5.9      Surveys..........................................................31
  5.10     Environmental Concerns...........................................32
  5.11     Permits, Licenses and Contracts..................................32

ARTICLE 6  CONDITIONS TO OBLIGATION TO CLOSE................................32
  6.1      Conditions to Obligation of MTLM and Buyer.......................32
  6.2      Conditions to Obligation of Seller and the Stockholders..........34

ARTICLE 7  TERMINATION......................................................35
  7.1      Termination of Agreement.........................................35
  7.2      Effect of Termination............................................36

ARTICLE 8  REMEDIES FOR BREACHES OF THIS AGREEMENT..........................36
  8.1      Survival of Representations and Warranties.......................36
  8.2      Indemnification Provisions for Benefit of Buyer..................37
  8.3      Indemnification Provisions for Benefit of Seller and
             the Stockholders...............................................37
  8.4      Procedure for Matters Involving Third Parties....................37
  8.5      Notice of Claim..................................................38
  8.6      Limitations on Seller's and the Stockholders'
             Indemnification Liability......................................39
  8.7      Limitations on Buyer's Indemnification Liability.................39
  8.8      Right to Escrow Shares...........................................39
  8.9      Other Indemnification Provisions.................................39


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ARTICLE 9  POST-CLOSING COVENANTS...........................................40
  9.1      General..........................................................40
  9.2      Litigation Support...............................................40
  9.3      Transition.......................................................40
  9.4      Confidentiality..................................................40
  9.5      Covenant Not to Compete..........................................41
  9.6      MTLM Stock Certificates..........................................41
  9.7      Air Permit Requirement...........................................42
  9.8      Incorporation of Covenants.......................................42
  9.9      Default by Seller................................................42

ARTICLE 10 MISCELLANEOUS....................................................42
  10.1     Press Releases and Public Announcements..........................42
  10.2     No Third-Party Beneficiaries.....................................43
  10.3     Entire Agreement.................................................43
  10.4     Succession and Assignment........................................43
  10.5     Counterparts.....................................................43
  10.6     Headings.........................................................43
  10.7     Notices..........................................................43
  10.8     Governing Law....................................................44
  10.9     Amendments and Waivers...........................................44
  10.10    Severability.....................................................45
  10.11    Expenses.........................................................45
  10.12    Construction.....................................................45
  10.13    Incorporation of Annexes, Exhibits and Schedules.................45
  10.14    Specific Performance.............................................45
  10.15    Submission to Jurisdiction.......................................45
  10.16    Bulk Transfer Laws...............................................46



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                                   ATTACHMENTS

ANNEX I -- Stockholders of Seller
ANNEX II -- Excluded Assets
ANNEX III -- Assumed Liabilities
ANNEX IV - EBITDA

Exhibit A - Assumption Agreement
Exhibit B - Bill of Sale and General Assignment
Exhibit C-1 - Form of Employment Agreement: Jonathan L. Kimerling Exhibit C-2 - Form of Employment Agreement: David B. Kimerling
Exhibit C-3 - Form of Employment Agreement:  Jeffrey H. Fisher
Exhibit C-4 - Form of Employment Agreement:  Neil G. Fisher
Exhibit C-5 - Form of Employment Agreement:  Elliot Miller
Exhibit D - Form of Escrow Agreement
Exhibit E - Allocation Schedule
Exhibit F - Historical Financial Statements of Seller
Exhibit G - Form of Opinion of Counsel to Seller and the Stockholders Exhibit H - Form of Opinion of Counsel to MTLM and Buyer
Exhibit I - Registration Rights Agreement

Disclosure Schedules

                                       iv


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of July 7, 1998, by and among Metal Management, Inc., a Delaware corporation ("MTLM"), Kimerling Acquisition Corp., a Delaware corporation ("BUYER"), M. Kimerling & Sons, Inc., a Delaware corporation ("SELLER"), and each of the stockholders of Seller set forth in Annex I (individually, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                    RECITALS:

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the properties, business and assets of Seller and assume certain liabilities and obligations of Seller, in accordance with terms and conditions of this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, MTLM, Buyer, Seller and the Stockholders (individually, a "PARTY" and collectively, the "PARTIES") agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "ACQUIRED ASSETS" means all right, title, and interest in and to all of the assets of Seller, including all of its (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, stockpiles, parts, furniture, automobiles, trucks, tractors, trailers, and tools), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, understandings, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities held as part of Seller's commodity hedge position, (h) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances,



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and similar rights obtained from governments and governmental agencies, (j)
books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) goodwill, and (l) rights in and with respect to the assets associated with its Employee Benefit Plans; provided, however, that the Acquired Assets shall not include (i) the Certificate of Incorporation, Bylaws, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (ii) any of the rights of Seller under this Agreement (or under any side agreement between Seller on the one hand and MTLM or Buyer on the other hand entered into on or after the date of this Agreement) or (iii) the assets set forth in Annex II.

         "ACTUAL WORKING CAPITAL" means the Working Capital of Seller as of the Closing Date determined in accordance with Section 2.8.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including, but not limited to, court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "ASSUMED LIABILITIES" means the obligation of Seller set forth in Annex III.

         "ASSUMPTION AGREEMENT" means the assumption agreement of Buyer, in form and substance as set forth in Exhibit A.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BILL OF SALE AND GENERAL ASSIGNMENT" means the bill of sale and general assignment of Seller, in form and substance as set forth in Exhibit B.

         "BUYER" has the meaning set forth in the preface to this Agreement.


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         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLAIM NOTICE" has the meaning set forth in Section 8.5.

         "CLOSING" has the meaning set forth in Section 2.5.

         "CLOSING DATE" has the meaning set forth in Section 2.5.

         "CLOSING DATE ACTUAL WORKING CAPITAL SCHEDULE" has the meaning set forth in Section 2.8.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Seller that is not generally available to the public.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "DISCLOSURE SCHEDULES" has the meaning set forth in Article 3.

         "EBITDA" means net income before interest, Taxes, depreciation and amortization determined in accordance with GAAP (consistently applied) and giving effect to certain adjustments as set forth in Annex IV.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "EMPLOYMENT AGREEMENTS" means the employment agreements between Buyer and each of the following: Jonathan L. Kimerling, in general form and substance as set forth in Exhibit C-1; David B. Kimerling, in general form and substance as set forth in Exhibit C-2; Jeffrey H. Fisher, in general form and substance as set forth in Exhibit C-3; Neil G. Fisher, in general form and substance

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as set forth in Exhibit C-4; Elliot Miller, in general form and substance as set forth in Exhibit C-5; Luann Mann, in general form and substance as set forth in Exhibit C-6; and John Daniels, in general form and substance as set forth in Exhibit C-7.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, notification, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

         "ESCROW AGENT" means AmSouth Bank or any substitute mutually acceptable to the Parties.

         "ESCROW AGREEMENT" means the escrow agreement between MTLM, Buyer, Seller and the Escrow Agent, in form and substance as set forth in Exhibit D.

         "ESCROW SHARES" means 166,667 shares of MTLM Common Stock to be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

         "ESTIMATED WORKING CAPITAL" means the Working Capital of Seller equal to $9,000,000.00.

         "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg. Section 1.1502-19.

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "FINANCIAL STATEMENT" has the meaning set forth in Section 3.7.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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         "INDEMNIFIED PARTY" has the meaning set forth in Section 8.4.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8.4.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means a Person's actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3.7.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section
3.7.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3.7.

         "MTLM" has the meaning set forth in the preface to this Agreement.

         "MTLM COMMON STOCK" means the common stock, par value $.01 per share, of MTLM.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PUBLIC REPORTS" has the meaning set forth in Section 4.5.

         "PURCHASE PRICE" has the meaning set forth in Section 2.3.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface to this Agreement.

          "STOCKHOLDER" means any person who or which holds any Seller Shares as set forth in Annex I.

         "SUBSIDIARY" means any corporation, partnership, business trust, limited liability company or similar entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting securities or interests or has the power to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or otherwise control such entity.

         "SURVEY" has the meaning set forth in Section 5.9.

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         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 8.4.

         "TREAS. REG." means the proposed, temporary and final regulations promulgated under the Code.

         "WORKING CAPITAL" means the sum of all Cash, accounts receivable, notes receivable, inventory, advance payments and prepaid expenses of Seller, minus the Assumed Liabilities.

                                    ARTICLE 2

                                BASIC TRANSACTION

         2.1 PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified in this Article 2.

         2.2 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility with respect to any other obligation or Liability of Seller not included within the definition of Assumed Liabilities.

         2.3 PURCHASE PRICE. Subject to adjustment in accordance with Section 2.4, Buyer agrees to pay Seller at the Closing consideration (the "PURCHASE PRICE") consisting of the following:

         (a) $44,200,000.00 in cash, via Fedwire electronic fund transfer (less $20,000.00 to be retained by Buyer to repair the damage identified in Disclosure Schedule 3.8(l) or such other business purpose mutually acceptable to Buyer and Seller);

         (b)      483,333 shares of MTLM Common Stock; and


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         (c)      the Escrow Shares (to the Escrow Agent).

         2.4 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price will be adjusted as follows:

                  (a) if the Actual Working Capital is greater than the Estimated Working Capital, Buyer will pay to Seller an amount equal to such excess in cash, via Fedwire electronic fund transfer, on the Closing Date;

                  (b) if the Actual Working Capital is less than the Estimated Working Capital, the cash portion of the Purchase Price set forth in
         Section 2.3(a) will be reduced by an amount equal to such deficiency;
         or

                  (c) if the Actual Working Capital is equal to the Estimated Working Capital, there will be no adjustment to the Purchase Price.

         2.5 THE CLOSING. Subject to Article 7, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in Houston, Texas, commencing at 9:00 a.m., local time, on the second business day following the later of (a) the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions set forth in Article 6 (other than conditions with respect to actions the respective Parties will take at the Closing itself) or
(b) the filing of the Annual Report on Form 10-K by MTLM with the Securities and Exchange Commission (the "CLOSING DATE").

         2.6 DELIVERIES AT THE CLOSING. At the Closing: (a) Seller and/or the Stockholders will deliver to Buyer the various agreements, certificates, instruments, documents, permits, licenses, authorizations and approvals referred to in Section 6.1; (b) Buyer and/or MTLM will deliver to Seller the various agreements, certificates, instruments, and documents referred to in Section 6.2;
(c) Seller and/or the Stockholders will execute, acknowledge (if appropriate), and deliver to Buyer such other permits, licenses, authorizations, consents, instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request; (d) Buyer and/or MTLM will execute, acknowledge (if appropriate), and deliver to Seller such other instruments of assumption with respect to the Assumed Liabilities as Seller and its counsel reasonably may request; and (e) Buyer will deliver to Seller the Purchase Price (subject to adjustment as provided in Section 2.4).

         2.7 ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.

         2.8 DETERMINATION OF ACTUAL WORKING CAPITAL. At least two business days prior to the Closing Date, Seller will prepare and deliver to MTLM a detailed

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schedule of the Actual Working Capital of Seller as of the Closing Date (the
"CLOSING DATE ACTUAL WORKING CAPITAL SCHEDULE"), which shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements and reviewed by the independent certified public accountants for Seller and MTLM.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

         Seller and the Stockholders represent and warrant to Buyer that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), including the disclosure schedules accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULES"). The Disclosure Schedules will be (i) arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3; (ii) delivered to Buyer at least seven days prior to execution and delivery of this Agreement by the Parties; and (iii) if necessary, revised, and delivered to Buyer at least seven days prior to the Closing Date.

         3.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. If any Stockholder is a trust, such Stockholder is duly formed and validly existing under the laws of the jurisdiction of its formation.

         3.2 AUTHORIZATION OF TRANSACTION. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller and the Stockholders have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Each Stockholder has full power and authority (including, if any Stockholder is a trust, full trust power and authority) to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Stockholder, enforceable in accordance with its terms and conditions.

         3.3 NONCONTRAVENTION. Except as set forth in Disclosure Schedule 3.3, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller or any Stockholder is subject or any provision of the Certificate of Incorporation or Bylaws of Seller or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or


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

cancel, or require any notice under (or transfer or procurement of) any agreement, contract, lease, permit, consent, license, instrument, or other arrangement to which Seller is a party or by which it is bound, to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or which will be required by Buyer to operate the business of Seller after the Closing. Neither Seller nor any Stockholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement

         3.4 BROKERS' FEES. Except for the fees and expenses of BT Alex. Brown to be paid at Closing by Seller in full, neither Seller nor any Stockholder has Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

         3.5 TITLE TO ASSETS. Except as set forth in Disclosure Schedule 3.5, Seller has good and marketable title to, or a valid leasehold interest in the Acquired Assets, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

         3.6 SUBSIDIARIES. Seller does not have and has not, in the past ten years, had any Subsidiaries.

         3.7 FINANCIAL STATEMENTS. Attached hereto as Exhibit F are the following financial statements (collectively, the "FINANCIAL STATEMENTS"):

                  (a) reviewed balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "MOST RECENT FISCAL YEAR END") for Seller; and

                  (b) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the one month ended January 31, 1998 (the "MOST RECENT FISCAL MONTH END") for Seller.

The Financial Statements (including the notes thereto) have been prepared in accordance with Seller's historical accounting practices and methods applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods, are correct and complete, and are consistent with the books and records of Seller (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         3.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of Seller. Without limiting the generality of the foregoing, since that date:

                  (a) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for good and fair consideration in the Ordinary Course of Business;

                  (b) except as set forth in Disclosure Schedule 3.8(b), Seller has not entered into any agreement, contract, understanding, lease, or license (or series of related agreements, contracts, understandings, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (c) no party (including Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which Seller is a party or by which any of them is bound;

                  (d) except as set forth in Disclosure Schedule 3.8(d), Seller has not let there be imposed any Security Interest upon any of the Acquired Assets, tangible or intangible;

                  (e) except as set forth in Disclosure Schedule 3.8(e), Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (f) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (g) except as set forth in Disclosure Schedule 3.8(g) Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 in the aggregate;

                  (h) other than that certain account payable in the amount of $5,031,805.27 which is not an Assumed Liability, Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (j) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) Omitted.

                  (l) except as set forth in Disclosure Schedule 3.8(l), Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) except as set forth in Disclosure Schedule 3.8(p), Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) Seller has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (r) except as set forth in Disclosure Schedule 3.8(r), Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (s) Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (t) except as set forth in Disclosure Schedule 3.8(t), there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Seller; and

                  (u) Seller has not committed to any of the foregoing.

         3.9 UNDISCLOSED LIABILITIES. Except as set forth in Disclosure Schedule 3.9, Seller has no Liability (and there is no Basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (b) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

         3.10 LEGAL COMPLIANCE. Seller and its predecessors, if any, and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         3.11 TAX MATTERS.

                  (a) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No Seller, Stockholder or director or officer (or employee responsible for Tax matters) of Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Seller either (i) claimed or raised by any authority in writing or (ii) as to which any of Stockholders and the directors and officers (and employees responsible for Tax matters) of Seller has Knowledge based upon personal contact with any agent of such authority. Disclosure
         Schedule 3.11(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller.

                  (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The unpaid Taxes of Seller (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing their Tax Returns.

                  (f) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Seller is not a party to any Tax allocation or sharing agreement. Seller has (i) not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) and
         (ii) no Liability for the Taxes of any Person (other than Seller) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         3.12 REAL PROPERTY.

                  (a) Disclosure Schedule 3.12(a) lists and describes briefly all real property that Seller owns. With respect to each such parcel of owned real property, except as set forth in Disclosure Schedule 3.12(a):

                           (i) the identified owner has good and marketable
                  title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other use and building restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                           (ii) there are no pending or, to the Knowledge of any
                  of Stockholders and the directors and officers (and employees with responsibility for real estate matters) of Seller, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                           (iii) the legal description for the parcel contained
                  in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv) all facilities have received all approvals of
                  governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (v) there are no leases, subleases, licenses,
                  concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                           (vi) there are no outstanding options or rights of
                  first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                           (vii) there are no parties (other than Seller) in
                  possession of the parcel of real property, other than tenants under any leases disclosed in Disclosure Schedule 3.12(b) who are in possession of space to which they are entitled;

                           (viii) all facilities located on the parcel of real
                  property are supplied with utilities and other services reasonably necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are reasonably adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                           (ix) each parcel of real property abuts on and has
                  direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                  (b) Disclosure Schedule 3.12(b) lists and describes briefly all real property leased or subleased to Seller. Disclosure Schedule 3.12(b) also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with Section 5.8(b). Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Disclosure Schedule 3.12(b) (as amended to date). With respect to each lease and sublease listed in Disclosure Schedule 3.12(b):

                           (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) after Seller procures any required consent, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv)   no party to the lease or sublease has
                  repudiated any provision thereof;

                           (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (vi)   with respect to each sublease, the
                  representations and warranties set forth in subsections (i) through (v) of this Section 3.12(b) are true and correct with respect to the underlying lease;

                           (vii)  Seller has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (viii) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                           (x) to Seller's Knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         3.13 INTELLECTUAL PROPERTY.

                  (a) Seller owns or has the right to use pursuant to a license, sublicense, agreement, or permission all Intellectual Property reasonably necessary for the operation of the businesses of Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) Seller has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties, and none of Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of Seller.

                  (c) Disclosure Schedule 3.13(c) identifies each patent, trademark, service mark or registration relating thereto which has been issued to Seller with respect to any of its Intellectual Property, identifies each pending patent, trademark and service mark application or application for registration which Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to Buyer correct and complete copies of all such patents, trademarks, service marks, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Disclosure Schedule 3.13(c) also identifies each trade name or unregistered trademark or service mark used by Seller in connection with any of its business.

                  (d) Disclosure Schedule 3.13(d) identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement, or permission. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

                  (e) To the Knowledge of any of Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller, Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the business of Seller as presently conducted and as presently proposed to be conducted.

         3.14 TANGIBLE ASSETS. Seller owns or leases the buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Except as set forth in Disclosure Schedule 3.14, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         3.15 INVENTORY. Except as set forth in Disclosure Schedule 3.15, the inventory of Seller consists of raw materials and supplies, all of which is merchantable and fit for the purpose for which it was procured, and none of which is slow-moving, contaminated, hazardous, toxic, or otherwise defective.

         3.16 CONTRACTS, PERMITS, LICENSES, ETC.

         (a) Disclosure Schedule 3.16(a) lists the following contracts and other agreements to which Seller is a party that are in effect on or after Closing Date (which disclosure schedule shall be refreshed the day before the Closing
Date):
                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person which will extend over a period of more than three months or providing for lease payments in excess of $10,000 per annum;

                  (ii) other than contracts arising in the Ordinary Course of Business, any agreement (or group of related agreements) for the purchase or sale of raw materials (except with purchase contracts), commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than three months, result in a loss to Seller, or involve consideration in excess of $10,000;

                  (iii) any agreement concerning a partnership, limited liability company, or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement involving any of the Stockholders and their Affiliates (other than Seller);

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a adverse effect on the business, financial condition, operations, results of operations, or future prospects of Seller; or

                  (xii) any other agreement (or group of related agreements) the performance of which will extend over a period of three months or involves consideration in excess of $50,000 (other than contracts to purchase or sell materials in the Ordinary Course of Business).

         (b) Disclosure Schedule 3.16(b) lists all of the permits, licenses, approvals, authorizations and consents (governmental or otherwise) necessary to operate the business of Seller, including, but not limited to, scrap metal processing and transportation (via truck, rail, barge, or otherwise).

         (c) Seller has delivered to Buyer a correct and complete copy of each item listed in Disclosure Schedule 3.16 (a) and (b) (as amended to date). Seller has also delivered to Buyer a written summary setting forth the terms and conditions of
(i) each oral agreement referred to in Disclosure Schedule 3.16(a) and (ii) with respect to any agreement referred to in Disclosure Schedule 3.16(a), any third party consents, approvals, authorizations or notifications necessary, required to transfer any such agreement from Seller to Buyer. With respect to each agreement referred to in Disclosure Schedule 3.16(a): (a) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(b) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any provision of the agreement.

         3.17 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

         3.18 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller.

         3.19 INSURANCE. Disclosure Schedule 3.19 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each insurance policy listed in Disclosure Schedule 3.19: (a) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) neither Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has repudiated any provision thereof. Seller has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Disclosure Schedule 3.19 describes any self-insurance arrangements affecting Seller.

         3.20 LITIGATION. Disclosure Schedule 3.20 sets forth each instance in which Seller (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of any of Stockholders and the directors and officers (and employees with responsibility for litigation matters) of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of Stockholders and the directors and officers (and employees with responsibility for litigation matters) of Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller.

         3.21 PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has not any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

         3.22 PRODUCT LIABILITY. Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller.

         3.23 EMPLOYEES. To the Knowledge of any of Stockholders and the directors and officers (and employees with responsibility for employment matters) of Seller, no executive, key employee, or significant group of employees has any plans to terminate employment with Seller during the next 12 months. Except as disclosed in Disclosure Schedule 3.23, Seller is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes (which the applicable statute of limitation (contractual or otherwise) has not expired with respect thereto). Seller has delivered to Buyer a correct and complete copy of each collective bargaining agreement listed in Disclosure Schedule 3.23 (as amended to date). Seller has not committed any unfair labor practice. None of Stockholders and the directors and officers (and employees with responsibility for employment matters) of Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

         3.24 EMPLOYEE BENEFITS.

                  (a) Disclosure Schedule 3.24(a) lists each Employee Benefit Plan that Seller maintains or to which Seller contributes or has any obligation to contribute.

                  (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (c) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a), has received a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                  (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                  (g) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (h) With respect to each Employee Benefit Plan that Seller and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC;

                           (ii) no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of Seller, threatened;

                           (iii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

                           (iv) no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan;

                           (v) no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of Seller, threatened;

                           (vi) none of Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of Seller has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation; and

                           (vii)  Seller has not incurred, and none of
                  Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of Seller has any reason to expect that Seller will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (i) Seller has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under any Multiemployer Plan.

                  (j) Seller does not maintain or has never maintained or contributed to or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         3.25 GUARANTIES. Except as set forth in Disclosure Schedule 3.25, Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         3.26 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                  (a) Except as set forth in Disclosure Schedule 3.26(a), Seller and its predecessors, if any, and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                  (b) Except as set forth in Disclosure Schedule 3.26(b), without limiting the generality of the foregoing, Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. A complete list of all such permits, licenses and other authorizations is set forth in Disclosure Schedule 3.26(b).

                  (c) Except as set forth in Disclosure Schedule 3.26(c), neither Seller nor its predecessors, if any, or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (d) None of the following exists at any property or facility owned or operated by Seller: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

                  (e) Except as set forth in Disclosure Schedule 3.26(e), none of Seller or its predecessors, if any, or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, debris or plastic/metal separator material, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

                  (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (g) Except as set forth in Disclosure Schedule 3.26(g), neither Seller nor any of its predecessors, if any, or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (h) No facts, events or conditions relating to the past or present facilities, properties or operations of Seller or any of its predecessors, if any, or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (i) The representations, warranties and covenants made by Seller and the Stockholders in that certain letter from Seller and the Stockholders to Buyer and MTLM dated June 16, 1998 are hereby incorporated into this Agreement by reference thereto and are deemed to be hereby repeated in full as representations, warranties and covenants of this Agreement as if set forth in full herein.

         3.27 CERTAIN BUSINESS RELATIONSHIPS WITH SELLER. None of Stockholders and their Affiliates has been involved in any business arrangement or relationship with Seller within the past 12 months, and none of Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of Seller.

         3.28 CUSTOMERS AND SUPPLIERS At least two business days prior to the Closing Date, Seller will deliver to Buyer a correct and complete list of its 30 largest customers and suppliers together with the applicable percentage or total sales or purchase, as applicable. At least two business days prior to the Closing Date, Seller will deliver to Buyer each such customer's and supplier's address, account number, term or contract or agreement, billing cycle, service requirements and rates/prices.

         3.29 FISCAL 1998 EARNINGS. The EBITDA of the business represented by the Acquired Assets will be at least $4,000,000.00 for the fiscal year ended November 30, 1998; provided, however, this Section 3.29 shall be null and void if such EBITDA is unobtainable due to causes which are outside the control of Seller and could not be avoided by the exercise of due care.

         3.30 DISCLOSURE. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Article 3 not misleading.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         MTLM and Buyer represent and warrant to Seller that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the Disclosure Schedules. The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

         4.1 ORGANIZATION OF BUYER. Each of MTLM and Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2 AUTHORIZATION OF TRANSACTION. Each of MTLM and Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of MTLM and Buyer, enforceable in accordance with its terms and conditions.

         4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which MTLM or Buyer is subject or any provision of its Certificate of Incorporation or Bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MTLM or Buyer is a party or by which it is bound or to which any of its assets is subject. Neither MTLM or Buyer needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         4.4 BROKERS' FEES. Neither MTLM or Buyer has Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         4.5 FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. MTLM has made all filings with the Securities and Exchange Commission that it has been required to make within the past 12 months under the Securities Act and the Securities Exchange Act (collectively the "PUBLIC REPORTS"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. MTLM has delivered to Seller a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

                                    ARTICLE 5

                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         5.1 GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 6).

         5.2 NOTICES AND CONSENTS. Seller will give any notices to third parties, and Seller will use its reasonable best efforts to obtain any third party consents, that Buyer reasonably may request in connection with the matters referred to in Section 3.3 and Section 3.16. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.3, Section 3.16 and Section 4.3. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

         5.3 OPERATION OF BUSINESS. Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.8.

         5.4 PRESERVATION OF BUSINESS. Seller will use its reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 FULL ACCESS. Subject to and in accordance with that certain Confidentiality Agreement between MTLM and Seller, dated February 2, 1998, Seller will permit representatives of Buyer to have full access, at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, agreements, instruments, certificates, permits, licenses and documents of or pertaining to Seller.

         5.6 NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article 3 and Article 4. No disclosure by any Party pursuant to this Section 5.6 shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.7 EXCLUSIVITY. Seller will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 TITLE INSURANCE. (a) Seller will obtain the following title insurance commitments, policies, and riders in preparation for the Closing with respect to each parcel of real estate that Seller owns, an ALTA
Owner's Policy of Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) issued by a title insurer reasonably satisfactory to Buyer (and, if requested by Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to Buyer), in such amount as Buyer reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in Buyer as of the Closing (subject only to the title exceptions described above in Section 3.12(a) and in Disclosure Schedule 3.12(a)); and

         (b) Seller will obtain an assignment and estoppel agreement with respect to each parcel of real estate that Seller leases or subleases and which is listed in Disclosure Schedule 3.12(b).

Each title insurance policy delivered under Section 5.8(a) shall (a) insure title to the real property and all recorded easements benefiting such real property, (b) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (d) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (e) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (f) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index (Base Year = __), (g) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (h) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

         5.9 SURVEYS. With respect to each parcel of real property that Seller owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to Section 5.8, Seller will procure in preparation for the Closing a current survey of the real property certified to Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "SURVEY"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

         5.10 ENVIRONMENTAL CONCERNS. Certain "Identified Environmental Concerns" have been identified with respect to the Acquired Assets, as more particularly described in a letter from the Seller and the Stockholders to the Buyer and MTLM dated June 16, 1998. Such letter is hereby incorporated by reference into this Agreement by reference thereto and each of the representations, warranties and covenants made by Seller and the Stockholders in such letter is deemed to be hereby repeated in full as a representation, warranty and covenant of this Agreement as if set forth in full herein. Seller and the Stockholders shall be solely responsible for, and indemnify and hold harmless Buyer and MTLM for, any Adverse Consequences relating to such Identified Environmental Concerns in accordance with Article 8. Any waiver by Buyer or MTLM pursuant to Section 6.1 shall not be deemed a waiver of this Section 5.10 unless specifically stated in the writing to be delivered pursuant to Section 6.1.

         5.11 PERMITS, LICENSES AND CONTRACTS. Seller shall take all action necessary to comply with the provisions of Section 6.1(d), including, but not limited to, the filing of any required applications and complying with any notice requirements (for example, obtaining a new permit for the aluminum sweat furnace and copper wire insulation incinerator and giving notice pursuant to the NPDES permit).

                                    ARTICLE 6

                        CONDITIONS TO OBLIGATION TO CLOSE

         6.1 CONDITIONS TO OBLIGATION OF MTLM AND BUYER. The obligation of MTLM and Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

                  (b) Seller and the Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (c) Seller shall have procured all of the title insurance commitments, policies, riders specified in Section 5.8 and all of the Surveys specified in Section 5.9;

                  (d) Seller shall have procured for the benefit of Buyer (i) any third party consents necessary to transfer the contracts set forth in Disclosure Schedules 3.16(a)(i)-(iv) and (ii) except as contemplated in Section 9.7, all of the permits, licenses, authorizations and approvals set forth in Disclosure Schedules 3.16(b), 3.16(c), 3.13(d),and 3.26(b) (Buyer will provide all information, cooperation and necessary signatures to Seller in order to assist in such procurement);

                  (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Buyer to own the Acquired Assets, or to operate the business of Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (f) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(d) is satisfied in all respects;

                  (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.3 and Section 4.3;

                  (h) the relevant Parties shall have entered into the Assumption Agreement, Bill of Sale and General Assignment, Employment Agreements and Escrow Agreement;

                  (i) Buyer shall have received from counsel to Seller and the Stockholders an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to MTLM and Buyer, and dated as of the Closing Date;

                  (j) all actions to be taken by Seller and the Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;


                  (k) there shall have been no material adverse change in the financial condition of Seller since December 31, 1997; and


                  (l) the Boards of Directors (or the Executive Committees thereof) of each of MTLM and Buyer shall have approved the transactions contemplated by this Agreement within two business days from the date hereof.

                   Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

         6.2 CONDITIONS TO OBLIGATION OF SELLER AND THE STOCKHOLDERS. The obligation of Seller and the Stockholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date;

                  (b) MTLM and Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

                  (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.3 and Section 4.3;

                  (f) the relevant Parties shall have entered into the Assumption Agreement, Bill of Sale and General Assignment, Employment Agreements and Escrow Agreement;

                  (g) Seller shall have received from counsel to MTLM and Buyer an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to Seller, and dated as of the Closing Date;

                  (h) all actions to be taken by MTLM and Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller; and

                  (i) there shall have been no material adverse change in financial condition of MTLM since May 1, 1998 (after giving effect to the closing of the recent debt offering of MTLM).

Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

                                    ARTICLE 7

                                   TERMINATION

         7.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Buyer may terminate this Agreement by giving written notice to Seller on or before the Closing Date if Buyer is not reasonably satisfied with the results of its continuing business, legal, and accounting due diligence regarding Seller;

                  (c) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller or any Stockholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 15, 1998; and

                  (d) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event MTLM or Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 15, 1998.

         7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that that certain Confidentiality Agreement dated February 2, 1998 between MTLM and Seller shall not be affected by the terms of this Agreement.

                                    ARTICLE 8
                     REMEDIES FOR BREACHES OF THIS AGREEMENT

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants of Seller and the Stockholders contained in this Agreement shall survive the Closing (even if MTLM or Buyer had Knowledge of any misrepresentation or breach of any warranty or covenant at the time of Closing) and continue in full force and effect for a period of 18 months thereafter, except (a) the representations and warranties set forth in Sections 3.11, 3.24, and

3.26 (including, but not limited to, the representations and warranties incorporated therein by reference to that certain letter from Seller and the Stockholders to MTLM and Buyer dated June 16, 1998), which shall survive the Closing (even if Buyer had Knowledge of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the applicable statute of limitations expires (or for a period of 25 years if there is no applicable statute of limitations), (b) the representations and warranties set forth in Sections 3.1 through 3.6 shall continue in full force and effect forever (even if the Party suffering Adverse Consequences had Knowledge of any misrepresentation or breach of warranty at the time of the Closing), and (c) any pre- or post-Closing covenants set forth in this Agreement shall continue in full force and effect until satisfied. All of the representations, warranties and covenants of MTLM and Buyer contained in Article 4 shall survive the Closing (even if Seller or any Stockholder had Knowledge of any misrepresentation or breach of any warranty or covenant at the time of Closing) and continue in full force and effect for a period of 18 months thereafter.

         8.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER. In the event Seller or any Stockholder breaches (or in the event any third party alleges facts that, if true, would mean Seller and/or any Stockholder has breached) any representations, warranties, or covenants of Seller and/or any Stockholder contained herein and, if there is an applicable survival period pursuant to
Section 8.1, (provided Buyer or MTLM issues a Claim Notice within such survival period) then Seller and each Stockholder agrees to jointly and severally indemnify Buyer and/or MTLM from and against the entirety of any Adverse Consequences Buyer and/or MTLM may suffer through and after the date of the claim for indemnification (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         8.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER AND THE STOCKHOLDERS. In the event Buyer and/or MTLM breaches (or in the event any third party alleges facts that, if true, would mean Buyer and/or MTLM has breached) any representations, warranties, or covenants of MTLM and/or Buyer contained herein, and, if there is an applicable survival period pursuant to Section 8.1, (provided Seller issues a Claim Notice within such survival period) then MTLM and Buyer agree to jointly and severally indemnify Seller and/or the Stockholders from and against the entirety of any Adverse Consequences Seller and/or the Stockholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

         8.4 PROCEDURE FOR MATTERS INVOLVING THIRD PARTIES.

                  (a) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING
PARTY") under this Article 8, then the Indemnified Party shall promptly issue a Claim Notice to the Indemnifying Party with respect thereto.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days following the receipt of the Claim Notice that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 8.4(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 8.

         8.5 NOTICE OF CLAIM. A Party suffering Adverse Consequences that gives or could give rise to a claim for indemnification under this Article 8 shall promptly notify each other Party thereof in writing (a "CLAIM NOTICE") in accordance with Section 10.7. The Claim Notice shall contain a brief description of the nature of the Adverse Consequences suffered and, if practicable, an aggregate dollar value estimate of the Adverse Consequence suffered. No delay in the issuance of a Claim Notice shall relieve any Party from any obligation under this Article 8, unless and solely to the extent such Party is thereby prejudiced.

         8.6 LIMITATIONS ON SELLER'S AND THE STOCKHOLDERS' INDEMNIFICATION LIABILITY. Seller and the Stockholders shall have no liability for indemnification claims under Section 8.2, unless and until the aggregate Adverse Consequences claimed exceed $500,000.00; provided, however, if the aggregate Adverse Consequences claimed under Section 8.2 exceed $500,000.00, Seller's and the Stockholders' liability shall relate back to and include the first dollar of aggregate Adverse Consequences so claimed; provided, further however, that any Purchase Price adjustments pursuant to Section 2.4 or any breach (or Adverse Consequences resulting therefrom or relating thereto) of any of Sections 3.2, 3.5, 3.11, 3.16(b), 3.26(b), 3.26(c), 3.26(e), 3.26(i), 3.29 (on a
dollar-for-dollar basis), 5.10, 5.11, 9.7 or 9.8 and any liability of Seller and the Stockholders for indemnification claims relating thereto, shall not be subject to the limitations of this Section 8.6.

         8.7 LIMITATIONS ON BUYER'S INDEMNIFICATION LIABILITY. MTLM and Buyer shall have no liability for indemnification claims under Section 8.3, unless and until the aggregate Adverse Consequences claimed under Section 8.3 exceed $500,000.00; provided, however, if the aggregate Adverse Consequences exceed $500,000.00, MTLM's and Buyer's liability shall relate back to and include the first dollar of Adverse Consequences so claimed.

         8.8 RIGHT TO ESCROW SHARES. Subject to the limitations of Section 8.6, Buyer may elect to exercise its rights under the Escrow Agreement to recover all or any portion of any Adverse Consequences suffered by Buyer (in lieu of seeking any indemnification to which it is entitled under this Article 8) by issuance of a Claim Notice to Seller and the Escrow Agent.

         8.9 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the transactions contemplated by this Agreement. Each Stockholder hereby agrees not to make any claim for indemnification against MTLM or Buyer by reason of the fact that such Stockholder was a director, officer, employee, or agent of Seller or was serving at the request of Seller as a partner, member, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, bylaw, agreement, applicable law or otherwise).

                                    ARTICLE 9
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         9.1 GENERAL. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 8). Seller and the Stockholders acknowledge and agree that, from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the business of Seller.

         9.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving each of the other Parties will reasonably cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 8).

         9.3 TRANSITION. Neither Seller nor any Stockholder will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with MTLM or Buyer after the Closing as it maintained with Seller prior to the Closing. Seller will refer all customer inquiries relating to the business of Seller to MTLM or Buyer from and after the Closing.

         9.4 CONFIDENTIALITY. Seller and each Stockholder will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that Seller or any Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller and each Stockholder will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 9.4. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or any Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller or such Stockholder may disclose the Confidential Information to the tribunal; provided, however; that the disclosing Seller or Stockholder shall use their reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         9.5 COVENANT NOT TO COMPETE. For a period of five years from and after the Closing Date, Seller and any Stockholder that is not party to any Employment Agreement will not engage, directly or indirectly, in any business that MTLM or Buyer conducts as of the Closing Date; provided, however, that ownership of less than 1% of the outstanding stock of any publicly-traded corporation shall not be deemed a breach of this Section 9.5. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         9.6 MTLM STOCK CERTIFICATES. Each stock certificate delivered by MTLM to Seller will be imprinted with legends substantially in the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The shares represented by this certificate have been acquired for investment purposes and may not be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of an effective Registration Statement filed by the issuer with the Securities and Exchange Commission covering such shares under the Securities Act or an opinion of counsel satisfactory to the issuer that such registration is not required.

         The shares represented by this certificate were issued in connection with a transaction to which Rule 145 promulgated under the Securities Act applies. These shares may only be transferred in accordance with the terms of such Rule.

         Each holder desiring to transfer MTLM Common Stock first must furnish MTLM with (a) a written opinion satisfactory to MTLM in form and substance from counsel satisfactory to MTLM by reason of experience to the effect that the holder may transfer MTLM Common Stock as desired without registration under the Securities Act and (b) a written undertaking executed by the desired transferee satisfactory to MTLM in form and substance agreeing to be bound by the restrictions on transfer contained herein.

         9.7 AIR PERMIT REQUIREMENT. Seller shall, within 30 days of the Closing Date, cause Buyer to obtain a new air permit in the name of Buyer (substantially identical to the Air Permit (No. 4-07-0196-8601) in the name of Seller) relating to the operation of the aluminum sweat furnace and copper wire insulation incinerator included in the Acquired Assets.

         9.8 INCORPORATION OF COVENANTS. The covenants made by Seller and the Stockholders in that certain letter from Seller and the Stockholders to Buyer and MTLM dated June 16, 1998 are hereby incorporated into this Agreement by reference thereto and are deemed to be hereby repeated in full as covenants of this Agreement as if set forth in full herein.

         9.9 DEFAULT BY SELLER. If Seller fails to comply with the provisions of
Section 9.7, Buyer shall, within _____ days thereafter, have the right, exercisable in its sole discretion, to (i) return the Acquired Assets to Seller and (ii) require Seller to be solely responsible for the Assumed Liabilities, whereupon Seller and the Stockholders shall simultaneously return to Buyer the entire Purchase Price as set forth in Section 2.3 (as may be adjusted in accordance with Section 2.4).

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         10.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that this Agreement may be collaterally assigned by MTLM to its senior lenders without the consent of any other Party hereto; provided, further, that MTLM and/or Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases MTLM and Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller: Jonathan L. Kimerling        Copy to:  Bradley J. Sklar, Esq.
              M. Kimerling & Sons, Inc.              Sirote & Permutt, P.C.
              2020 Vanderbilt Road                   2222 Arlington Avenue
              Birmingham, AL  35234                     South
                                                     Birmingham, AL  35205

If to Buyer:  Metal Management, Inc.       Copy to:  Mark S. Croft, Esq.
              500 North Dearborn Street              Akin, Gump, Strauss, Hauer,
              Chicago, IL  60610                        & Feld, L.L.P.
              Attention:  Chief Executive            1900 Pennzoil Place
                 Officer and General                 South Tower
                 Counsel                             Houston, TX  77002

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the States of Alabama, Delaware, Illinois or Texas, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         10.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after Stockholders have approved this Agreement will be subject to the restrictions contained in the General Corporation Law of the State of Delaware. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.11 EXPENSES. Each of the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. NOTHING IN DISCLOSURE SCHEDULES 3.3, 3.5 (WITH RESPECT TO LIENS OR OTHER SECURITY INTERESTS), 3.8(t), OR 3.26(a)-(g) SHALL BE DEEMED AN EXCEPTION TO OR LIMITATION OF A REPRESENTATION OR WARRANTY RELATING THERETO; PROVIDED, HOWEVER, LISTS, SUMMARIES AND

DESCRIPTIONS IN THE DISCLOSURE SCHEDULES OF INFORMATION REQUESTED BY A PARTICULAR REPRESENTATION OR WARRANTY ARE PERMISSIBLE.

         10.13 INCORPORATION OF ANNEXES, EXHIBITS AND SCHEDULES. The Annexes, Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15), in addition to any other remedy to which it may be entitled, at law or in equity.

         10.15 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.15 shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         10.16 BULK TRANSFER LAWS. Seller will take all steps necessary (including any notice requirements) to comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

                                 METAL MANAGEMENT, INC.


                                 By: /s/ Daniel B. Burgess
                                    ------------------------------------
                                     Daniel B. Burgess
                                     Executive Vice President


                                 KIMERLING ACQUISITION CORP.


                                 By: /s/ Daniel B. Burgess
                                    ------------------------------------
                                     Daniel B. Burgess
                                     Vice President



                                 M. KIMERLING & SONS, INC.


                                 By: /s/ David B. Kimerling
                                    ------------------------------------
                                     David B. Kimerling
                                     President


                                 JONATHAN L. KIMERLING TEN YEAR TRUST


                                 By: /s/ Jonathan L. Kimerling
                                    ------------------------------------
                                     Jonathan L. Kimerling, Trustee


                                 ISABELLA NAUMANN KIMERLING TRUST


                                 By: /s/ Jonathan L. Kimerling
                                    ------------------------------------
                                     Jonathan L. Kimerling, Trustee

                                 VICTORIA PATTON KIMERLING TRUST


                                 By: /s/ Jonathan L. Kimerling
                                    ------------------------------------
                                     Jonathan L. Kimerling, Trustee


                                 JOEL MAXWELL KIMERLING TRUST


                                 By: /s/ Jonathan L. Kimerling
                                    ------------------------------------
                                     Jonathan L. Kimerling, Trustee


                                 DAVID B. KIMERLING TEN YEAR TRUST


                                 By: /s/ David B. Kimerling
                                    ------------------------------------
                                     David B. Kimerling, Trustee


                                 KATHERINE MAURA KIMERLING TRUST


                                 By: /s/ David B. Kimerling
                                    ------------------------------------
                                     David B. Kimerling, Trustee


                                 ALEX OLIVER KIMERLING TRUST


                                 By: /s/ David B. Kimerling
                                    ------------------------------------
                                     David B. Kimerling, Trustee


                                 /s/ Jonathan L. Kimerling
                                 ---------------------------------------
                                 Jonathan L. Kimerling



                                 /s/ David B. Kimerling
                                 ---------------------------------------
                                 David B. Kimerling

                                     ANNEX I

                             STOCKHOLDERS OF SELLER


Name                                                           Common           Common
----                                                           ------           ------
                                                               Non Voting       Voting
                                                               ----------       ------
                                                               Stock            Stock
                                                               -----            -----
1.       Jonathan L. Kimerling                                 11,695            529.75

2.       David B. Kimerling                                    10,484            529.75

3.       Jonathan L. Kimerling Ten Year Trust                   6,000

4.       Isabella Naumann Kimerling Trust                         130

5.       Victoria Patton Kimerling Trust                          130

6.       Joel Maxwell Kimerling Trust                             130

7.       David B. Kimerling Ten Year Trust                      7,211

8.       Katherine Maura Kimerling Trust                          195

9.       Alex Oliver Kimerling Trust                              195


                                    ANNEX II

                                 EXCLUDED ASSETS









                      [TO BE REPLACED BY SELLER'S SCHEDULE]

                                    ANNEX III

                               ASSUMED LIABILITIES

1. Trade payables and accrued expenses which accrued expenses (including any accrued monetary value for vacation time) of Seller (excluding all accrued dividends and bonuses) may not to exceed $3,000,000.00

2. Any obligation arising under or out of the contracts and agreements set forth in Disclosure Schedule 3.16(a)(i) after the Closing Date.

                                    ANNEX IV

                                     EBITDA

EBITDA shall mean the sum of the following:

1.       Net Income (for the period December 1, 1997 to the Closing Date)

         Plus:    interest
                  taxes
                  depreciation
                  amortization
                  insider compensation(1)
                  other compensation adjustments(2)
                  sale of fixed assets and investments(2)
                  profit sharing contributions(2)
                  trading losses(2)

         Plus

2.       Net Income (for the period from the Closing Date to November 30, 1998)

         Plus:    interest
                  taxes
                  depreciation
                  amortization





------------
1 To the extent of the excess of the amount of compensation paid to insiders during the period between December 1, 1997 and the Closing Date over the amount that such insiders would have been paid during that same period in accordance with the terms of their respective employment agreements entered into as of the Closing Date.
2 Prior to the Closing, Buyer, MTLM and Seller shall mutually agree on the amounts to be added back for other compensation adjustments, sale of fixed assets and investments, profit sharing contributions, and trading losses.

                                    EXHIBIT A

                          FORM OF ASSUMPTION AGREEMENT












                                 [See Tab No. 4]

                                    EXHIBIT B

                   FORM OF BILL OF SALE AND GENERAL ASSIGNMENT
















                                 [See Tab No. 5]

                                   EXHIBIT C-1

                          FORM OF EMPLOYMENT AGREEMENT
                              Jonathan L. Kimerling














                                 [See Tab No. 6]

                                   EXHIBIT C-2

                          FORM OF EMPLOYMENT AGREEMENT
                               David B. Kimerling














                                 [See Tab No. 7]

                                   EXHIBIT C-3

                          FORM OF EMPLOYMENT AGREEMENT
                                Jeffrey H. Fisher














                                 [See Tab No. 8]

                                   EXHIBIT C-4

                          FORM OF EMPLOYMENT AGREEMENT
                                 Neil G. Fisher














                                 [See Tab No. 9]

                                   EXHIBIT C-5

                          FORM OF EMPLOYMENT AGREEMENT
                                  Elliot Miller














                                [See Tab No. 10]

                                  See attached.

                                  See attached.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT















                                 [See Tab No. 2]

                                    EXHIBIT E

                               ALLOCATION SCHEDULE














                                  See attached.

                                    EXHIBIT F

                    HISTORICAL FINANCIAL STATEMENTS OF SELLER















                                  See attached.

                                    EXHIBIT G

            FORM OF OPINION OF COUNSEL TO SELLER AND THE STOCKHOLDERS

















                                  See attached.

                                    EXHIBIT I

                          REGISTRATION RIGHTS AGREEMENT















                                [See Tab No. 47]